Exhibit 99.1

For Immediate Release

Contact:

Julia Avery (Investors)

Stern Investor Relations, Inc.

212-362-1200

julia@sternir.com

Irene Smith (Media)

Cryo-Cell International, Inc.

813-749-2100

ismith@cryo-cell.com

CRYO-CELL REPORTS FINANCIAL RESULTS FOR FISCAL YEAR 2010

- Company Reports Profitable Fiscal Year 2010 With Net Income of $3.4 million -

Oldsmar, FL – February 28, 2011 – Cryo-Cell International, Inc. (OTC Bulletin Board Symbol: CCEL) (the “Company”), one of the world’s largest and most established family cord blood banks and an industry leader of innovative stem cell solutions, today announced results for its fiscal year 2010.

“We are very pleased with the Company’s fiscal 2010 performance. Our successful execution and significant strategic progress are reflected in the Company’s strong operating results, and we believe that Cryo-Cell is solidly well-positioned for continuing progress in 2011,” stated Mercedes A. Walton, Cryo-Cell’s Chairman and Chief Executive Officer. “We expect that Cryo-Cell’s sustained performance combined with our considerable upside potential driven by CélleSM technology, product diversification, global expansion and strategic acquisition should continue to significantly increase shareholder value in the current fiscal year.”

Financial Results

Consolidated revenues for the fiscal year ended November 30, 2010 were approximately $17.6 million compared to approximately $17.7 million for the fiscal year ended November 30, 2009. The revenue for fiscal year 2010 consisted of $16.1 million in processing and storage revenue and $1.5 million in licensee income compared to $16.3 million in processing and storage revenue and $1.3 million in licensee income in fiscal year 2009. Licensee income for fiscal year 2010 consisted of $1.3 million in royalty income earned on the processing and storage of specimens in geographical areas where the Company has license agreements and $175,000 related to installment payments of non-refundable license fees from the license of the Company’s U-Cord program in Chile, Colombia, Peru, Nicaragua, Pakistan, Curacao, Bonaire, St. Maarten, Aruba and Suriname. Licensee income for fiscal year 2009 consisted of $1.1 million in royalty income earned on the processing and storage of specimens in geographical areas where the Company has license agreements and $227,440 related to installment payments of non-refundable up-front license fees from the licensees of the Company’s U-Cord program in Nicaragua and Venezuela and the Company’s Célle program in India.

The Company reported net income for fiscal year 2010 of $3.4 million, or $0.29 per diluted common share, compared to net income of $1.4 million, or $.12 per diluted common share in fiscal year 2009. The increase in net income was due in part to the Company’s saving approximately $230,000 in secondary storage services in fiscal year 2010 as a result of the cancellation of the contract with Safti-Cell during the 4th quarter of 2009 and the subsequent moving of all specimens previously stored by Safti-Cell to the Company’s storage facility in Oldsmar, Florida. There was also a one-time charge of approximately $697,000 for the Safti-Cell contract cancellation in fiscal year 2009. Marketing, general and administrative expenses increased by $549,000 during fiscal year 2011, an increase of approximately 6% in comparison to the same period in 2009, due mainly to the increase in sales and marketing initiatives. Research and development expenses increased by $31,000 during fiscal year 2010, an increase of approximately 30% in comparison to the same period in 2009. Research and development expenses in 2010 were primarily related to the continued commercialization of the Company’s CélleSM technology. Approximately $1.8 million of net income for fiscal year 2010 was the result of the reversal of the Company’s valuation allowance for deferred income taxes. The decision to reverse a portion of the allowance in the third quarter of 2010 was based on the Company’s historical operating performance, which includes profitability in seven of the last eight quarters, steadily improving operations and positive expectations for future taxable income.

As of November 30, 2010, the Company had approximately $9.5 million in available cash, cash equivalents, marketable securities and other investments compared to $7.8 million as of November 30, 2009 an increase of 22% year over year. Additionally, the Company has no long-term debt. On November 30, 2010, the closing trading price of the Company’s stock was $2.20 per share on the OTC Bulletin Board compared to $1.75 per share on November 30, 2009 an increase of 26% year over year.

2011 Strategy

During fiscal year 2010, the Company made significant strategic progress in advancing service and product diversification, globalization and commercialization of proprietary CélleSM technology. At the annual meeting of the American Society of Reproductive Medicine (ASRM) in October 2010, Cryo-Cell announced the launch of Cryology Reproductive Tissue StorageSM (Cryology RTS), a new service that includes short and longer-term storage of frozen embryos, eggs and sperm in addition to inter-facility specimen transport. In conjunction with the launch of Cryology RTS, the Company announced an agreement with MedTech4Solutions, a group purchasing organization representing nearly 115 in vitro fertilization clinics. The Company expects Cryology RTS to generate new revenues in fiscal year 2011. Cryo-Cell expanded the Company’s global footprint by a total of ten new markets in fiscal year 2010 and expects that revenue from global affiliates will continue to contribute to revenue and unit growth in fiscal year 2011.

The Company continues to make significant progress in advancing collaborative research partnerships to potentially develop a broad range of regenerative therapeutic applications utilizing Cryo-Cell’s patent-pending stromal menstrual stem cell technology for possible future treatment. In April 2010, Cryo-Cell announced results from a study published in the cover article of the peer-reviewed journal Stem Cells and Development that demonstrates the potential of stem cells harvested from menstrual blood to be utilized as a possible source for stem cell therapies to treat stroke and other central nervous system disorders. The study was conducted by researchers at Cryo-Cell, the University of South Florida, Saneron-CCEL Therapeutics and the Medical College of Georgia. In August 2010, the Company executed and announced an R&D collaboration agreement with Monash University in Australia, one of the largest and most established global leaders in stem cell innovation to conduct pre-clinical studies using Cryo-Cell’s proprietary Célle technology to identify potential future therapies to treat autoimmune diseases such as multiple sclerosis.

Under the terms of the Company’s CélleSM scientific collaboration agreements that are independently funded by the Company’s respective research partners, Cryo-Cell is expected to own 50% of the intellectual property associated with potential breakthrough therapies that may emerge from a diverse spectrum of R&D initiatives. During the third quarter of fiscal year 2010, Cryo-Cell announced that S-Evans Biosciences (SEB), the Company’s exclusive CélleSM menstrual stem cell technology license partner in China has opened a new state-of-the-art laboratory operation and research & development (R&D) facility located in a Hi-Tech park designated to become an epicenter for stem cell and genomics R&D, cellular therapies and stem cell cryopreservation services. The exclusive Célle SM technology license agreement with SEB in China and Thailand is expected to provide Cryo-Cell with future royalty fees from the processing and annual storage of menstrual stem cells. Currently, SEB is conducting three pre-clinical studies for heart disease, type I diabetes and liver disease utilizing menstrual stem cells prepared in SEB and recently reported that the preliminary data are encouraging.

About Cryo-Cell International, Inc.

Based in Oldsmar, Florida, with over 230,000 clients worldwide, Cryo-Cell is one of the largest and most established family cord blood banks. ISO 9001:2008 certified and accredited by the AABB, Cryo-Cell operates in a state-of-the-art Good Manufacturing Practice and Good Tissue Practice (cGMP/cGTP)-compliant facility. In November

2007, the Company launched CélleSM (pronounced “C-L”), the world’s first-ever commercial service allowing women to cryopreserve their own menstrual stem cells. Cryo-Cell is a publicly traded company. OTC Bulletin Board Symbol: CCEL. Expectant parents or healthcare professionals may call 1-800-STOR-CELL (1-800-786-7235) or visit www.cryo-cell.com.

About Célle

The CélleSM service was introduced in November 2007 as the first and only service that empowers women to collect and cryopreserve menstrual flow containing undifferentiated adult stem cells for future utilization by the donor or possibly their first-degree relatives in a manner similar to umbilical cord blood stem cells. For more information, visit www.celle.com.

Forward-Looking Statement

Statements wherein the terms “believes”, “intends”, “projects”, “anticipates”, “expects”, and similar expressions as used are intended to reflect “forward-looking statements” of the Company. The information contained herein is subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements or paragraphs, many of which are outside the control of the Company. These uncertainties and other factors include the success of the Company’s global expansion initiatives and product diversification, the Company’s actual future ownership stake in future therapies emerging from its collaborative research partnerships, the success related to its IP portfolio, the Company’s future competitive position in stem cell innovation, future success of its core business and the competitive impact of public cord blood banking on the Company’s business, the Company’s ability to minimize future costs to the Company related to R&D initiatives and collaborations and the success of such initiatives and collaborations, the success and enforceability of the Company’s Célle technology license agreements and U-Cord license agreements and their ability to provide the Company with royalty fees, the ability of Cryology RTS to generate new revenues for the Company and those risks and uncertainties contained in risk factors described in documents the Company files from time to time with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K filed by the Company. The Company disclaims any obligations to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.